EX.99.h.2.d

AMENDMENT

to

Transfer Agency and Service Agreement

between

Aberdeen Funds and Aberdeen Investment Funds, On Behalf Of Each of The Entities,

Individually and Not Jointly, As Listed On Schedule A to the Transfer Agency Agreement

(the “Funds”)

and

Boston Financial Data Services, Inc. (the “Transfer Agent”)

This Amendment is effective on August 15, 2016 between the Funds and the Transfer Agent. The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011, as amended, (the “Agreement”) under which the Transfer Agent performs certain services for the Funds.  In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.              Schedule A.   The current Schedule A attached to the Agreement is replaced and superseded with the Schedule A attached hereto.

2.              All defined terms and definitions in the Agreement shall be the same in this Amendment (the “August 15, 2016 Amendment”) except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

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ABERDEEN FUNDS,		BOSTON FINANCIAL DATA
ON BEHALF OF EACH OF ITS SERIES,		SERVICES, INC.
INDIVIDUALLY AND NOT JOINTLY,
AS LISTED ON SCHEDULE A

By:		By:

Name:	Lucia Sitar	Name:

Title:	Vice President	Title:
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

ABERDEEN INVESTMENT FUNDS,
ON BEHALF OF EACH OF ITS SERIES,
INDIVIDUALLY AND NOT JOINTLY,
AS LISTED ON SCHEDULE A

By:

Name:	Lucia Sitar

Title:	Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective August 16, 2016

Aberdeen Funds	Jurisdiction and Type of Entity
Aberdeen Asia Bond Fund	Series of Delaware statutory trust
Aberdeen Asia-Pacific (Ex-Japan) Equity Fund	Series of Delaware statutory trust
Aberdeen China Opportunities Fund	Series of Delaware statutory trust
Aberdeen Diversified Income Fund	Series of Delaware statutory trust
Aberdeen Dynamic Allocation Fund	Series of Delaware statutory trust
Aberdeen Diversified Alternatives Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Fund	Series of Delaware statutory trust
Aberdeen Equity Long Short Fund	Series of Delaware statutory trust
Aberdeen Global Equity Fund	Series of Delaware statutory trust
Aberdeen Global Unconstrained Fixed Income Fund	Series of Delaware statutory trust
(formerly, Aberdeen Global Unconstrained Fixed Income Fund)
Aberdeen Global Natural Resources Fund	Series of Delaware statutory trust
Aberdeen International Small Cap Fund	Series of Delaware statutory trust
(formerly, Aberdeen Global Small Cap Fund)
Aberdeen International Equity Fund	Series of Delaware statutory trust
Aberdeen Japanese Equities Fund	Series of Delaware statutory trust
Aberdeen Multi-Manager Alternative Strategies Fund II	Series of Delaware statutory trust
Aberdeen U.S. Small Cap Equity Fund	Series of Delaware statutory trust
(formerly, Aberdeen Small Cap Fund)
Aberdeen Tax-Free Income Fund	Series of Delaware statutory trust
Aberdeen U.S. Multi-Cap Equity Fund	Series of Delaware statutory trust
(formerly, Aberdeen U.S. Equity Fund)
Aberdeen U.S. Mid Cap Equity Fund	Series of Delaware statutory trust

Aberdeen Investment Funds

Aberdeen Select International Equity Fund	Series of a Massachusetts business trust
Aberdeen Select International Equity Fund II	Series of a Massachusetts business trust
Aberdeen Total Return Bond Fund	Series of a Massachusetts business trust
Aberdeen Global High Income Fund	Series of a Massachusetts business trust